COMMON STOCK PURCHASE AGREEMENT

      This AGREEMENT, entered into as of the 24th day of October, 2006 (the "Agreement"), by and among Trinad Capital Master Fund, Ltd. (the "Purchaser"), MPLC, Inc., a Delaware corporation, (the "Seller" or the "Company") and the stockholders of the Company listed on Exhibit A attached hereto (collectively the "Stockholders" and individually, each a "Stockholder").

      WHEREAS, the Seller has authorized the sale and issuance of an aggregate of 69,750,000 shares (the "Shares") of the Seller's common stock, $0.01 par value, ("Common Stock") to the Purchaser representing 93% of the issued and outstanding Common Stock as of the Closing (as defined below), such sale and issuance to be consummated simultaneously with the redemption of 23,448,870 shares of Common Stock from the Stockholders (the "Redemption Shares"); and

      WHEREAS, the Company desires to redeem the Redemption Shares and the Stockholders desire to have the Redemption Shares owned by such Stockholder as set forth on Exhibit A, as applicable, redeemed by the Company on the terms and conditions set forth herein; and.

      WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein contained, the Purchaser, the Seller and the Stockholders hereby agree as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

      Section 1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Seller hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Seller the Shares for an aggregate purchase price of seven hundred fifty thousand ($750,000) dollars (the "Purchase Price"). The Company hereby directs that the Purchase Price be paid for the Company's account as follows: (a) $547,719.75 to the Stockholders pro rata in proportion to the number of shares listed opposite each Stockholder's name on Exhibit A, and (b) $202,280.25 to Isaac Kier in payment of any and all liabilities of the Company owned to Isaac Kier.

      Section 1.3 Redemption. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to redeem the Redemption Shares and the Stockholders agree to sell to the Company the Redemption Shares for an aggregate purchase price of $547,719.75 (the "Redemption Price") payable to the Stockholders pro rata in proportion to the number of shares listed opposite each Stockholder's name on Exhibit A.

                                    ARTICLE 2
                              CLOSING AND DELIVERY

      Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the (a) the redemption of the Redemption Shares and (b) the issuance of the Shares to the Purchaser (the "Closing") shall be held (the "Closing Date") at such time as may be determined in the mutual discretion of the parties. The Closing shall take place at the offices of Seller's Counsel, Katten Muchin Rosenman LLP, New York, New York 10022, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

      Section 2.2 Deliveries at Closing. At the Closing, subject to the terms and conditions hereof, (a) the Seller will deliver to Purchaser certificates representing the Shares to be purchased at the Closing by Purchaser, against payment of the Purchase Price by wire transfer at the time of Closing, (b) the Stockholders will deliver to the Company certificates representing the Redemption Shares to be redeemed at the Closing by the Company in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto, against payment of the Redemption Price by wire transfer at the time of Closing,
(c) the Seller will deliver to Purchaser (i) the resignations of the officers of the Company, (ii) the resignation of Sid Banon as a director of the Company and
(iii) the written appointment of one or more persons designated by Purchaser as successor officers and directors, and (d) the Stockholders will deliver to Purchaser the books and records of the Company.

      Section 2.3 Company Liabilities. On or before the Closing Date (i) Isaac Kier shall assume, and thereafter timely pay and discharge, each liability of the Company denoted on the Disclosure Schedule (hereinafter defined) as an "Assumed Liability," such assumption to be effected with such forms of assumption reasonably acceptable to the Purchaser, and the liability to Isaac Kier to be increased by a corresponding amount in consideration for such assumption, and (ii) the Company shall pay and discharge the outstanding loan to Isaac Kier listed on the Disclosure Schedule, such payment to be made through application of the Purchase Price as described in Section 1.1(b) above. Those liabilities denoted on the Disclosure Schedule as "Retained Liabilities" shall be retained by the Company and thereafter timely paid and discharged. Giving effect to the foregoing, it is the parties intent that the Company shall, on the Closing Date, (i) have no assets other than the cash and pre-paid expenses listed on the Disclosure Schedule and (ii) have no liabilities other than the Retained Liabilities.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

      Except as set forth under the corresponding section of the disclosure schedules (the "Disclosure Schedules") attached hereto as Exhibit B, which Disclosure Schedules shall be deemed a part hereof, the Seller and the Stockholders hereby, jointly and severally, represent and warrant to the Purchaser (and to the Company with respect to the representations and warranties by the Stockholders set forth in Section 3.2(b)) as of the Closing Date that:

      Section 3.1 Existence and Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where a failure to so possess would not result in a Material Adverse Effect upon the Seller. The Seller has heretofore delivered to the Purchaser true and complete copies of its Certificate of Incorporation, as amended, and By-laws, each as currently in effect.

      Section 3.2 Authorization; No Agreements. (a) Subject to the satisfaction of the terms and conditions set forth herein, the execution, delivery and performance by the Seller of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Seller's powers. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of its Common Stock. Seller is not a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act") and (b) restrictions on transfer imposed by applicable state securities or "blue sky" laws. Those creditors listed in the Disclosure Schedules are the only individuals or entities with any claims against the Company. Other than as set forth on the Disclosure Schedules, the Company does not have any obligations or liabilities of any nature (matured or unmatured, fixed or contingent).

      (b) Stockholders are the record and beneficial owner of their respective Redemption Shares and have sole power and authority over the disposition of their respective Redemption Shares. The Redemption Shares are free and clear of any liens, claims, encumbrances, and charges. The Redemption Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by Stockholders except pursuant to this Agreement. Stockholders have the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out their obligations hereunder. This Agreement constitutes the valid and binding obligation of Stockholders. The execution, delivery and performance by the Stockholders of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Stockholders. No Stockholder is a party to any agreement, written or oral, creating rights in respect of any of such Redemption Shares in any third party or relating to the voting of its Common Stock. No Stockholder is a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Redemption Shares, and there are no restrictions of any kind on the transfer of any of the Redemption Shares other than (a) restrictions on transfer imposed by the Securities Act and (b) restrictions on transfer imposed by applicable state securities or "blue sky" laws.

      Section 3.3 Capitalization.

      (a) The Company is authorized by its Certificate of Incorporation to issue an aggregate of 76,000,000 shares of capital stock, of which 75,000,000 are shares of common stock, par value $.01 per share (the "Common Stock") and 1,000,000 are shares of preferred stock, par value $.10 per share (the "Preferred Stock"). As of the date hereof, and as of the Closing Date, 28,698,870 shares of Common Stock and no shares of Preferred Stock are, and will be, issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities.

      (b) Subject to the satisfaction of the terms and conditions set forth herein, the Shares shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and non-assessable and the sale thereof shall not be subject to any preemptive or other similar right.

      Section 3.4 SEC Reports; Financial Statements. Since January 25, 2005, the Seller has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the foregoing materials being collectively referred to herein as the "SEC Reports"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Seller has identified and made available to the Purchaser a copy of all filed SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Seller included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Seller and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

      Section 3.5 No Conflicts. Subject to the satisfaction of the terms and conditions set forth herein, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's Certificate of Incorporation, By-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

      Section 3.6 Filings, Consents and Approvals. Other than any applicable Current Report on Form 8-K under the Exchange Act of 1934, as amended, any
Section 13 or 16 filings required by the Stockholders and the Information Statement contemplated by Section 5.1(b) hereof, neither the Company nor any Stockholder is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement. The Company has timely filed all tax returns required to be filed and has paid all taxes shown thereon to be due.

      Section 3.7 Compliance; No Actions. To the knowledge of the Stockholders, neither the Seller nor the Stockholders: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Seller or the Stockholders under), nor has the Seller or the Stockholders received notice of a claim that any is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Stockholders, threatened against the Company or any Stockholder or any of its or their properties or any of its or their officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or any Stockholder to the knowledge of the Stockholders, that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

                                    ARTICLE 4
                        REPRESENTATIONS OF THE PURCHASER

      The Purchaser represents and warrants to the Seller and Stockholders, as follows:

      Section 4.1 Execution and Delivery. The execution, delivery and performance by the Purchaser of this Agreement is within the Purchaser's powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser. The Purchaser's financial resources are sufficient to enable it to purchase the Shares upon the satisfaction of the terms and conditions set forth herein.

      Section 4.2 Binding Effect. This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.3 Investment Purpose. The Purchaser hereby represents that it is purchasing the Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws. The Shares delivered to the Purchaser shall bear a restrictive legend indicating that they have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act.

      Section 4.4 Investment Representation. The Purchaser represents that it has adequate means of providing for its current needs and has no need for liquidity in this investment in the Shares. The Purchaser represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser has no reason to anticipate any material change in its financial condition for the foreseeable future. The Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of its investment in the Shares.

      Section 4.5 Investment Experience. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

      Section 4.6 Opportunity to Ask Questions. The Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountants and tax advisers. The Purchaser has been given the opportunity to ask questions of, and receive answers from the Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about the Seller to the extent the Seller possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, the Purchaser has had the opportunity to conduct its own independent investigation.

                                    ARTICLE 5
                                    COVENANTS

      Section 5.1 Resignation and Appointment of the Company's Officers and Directors.

      Effective as of the Closing Date (i) the Stockholders will cause the Company's officers to resign and be duly replaced by the Purchaser's designees; and (ii) the Stockholders will cause the Purchaser's director designees to be duly appointed.

      Section 5.2 Exchange Act Filings. The Stockholders shall cause the Company to file, in a timely manner, all SEC Reports required to be filed by the Company prior to the Closing.

      Section 5.3 Registration Rights. If at any time following the Closing Date, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a "Registration Statement"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), then the Company shall include in such Registration Statement the shares of the Stockholders (i) if in a Registration Statement in which shares of the Purchaser are included, then on a pro rata basis along with such shares of Purchaser and (ii) if in a Registration Statement in which shares of the Purchaser are not included, then to the greatest extent reasonably practicable.

      Section 5.4 Change of Office Address; Termination of Funding Arrangement. The Purchaser acknowledges that, following the Closing, Isaac Kier shall not, and shall not be obligated to, provide office space or services, or funds in the form of loans or otherwise, to the Company.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

      Section 6.1 Conditions of Obligations of the Purchaser. The obligations of the Purchaser are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Purchaser:

      (a) Representations and Warranties. Each of the representations and warranties of the Company and the Stockholders set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of such date.

      (b) Compliance Certificate. Each of the Stockholders and the President of the Seller shall deliver to the Purchaser at the Closing a certificate certifying: (i) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Seller since the date of this Agreement; (ii) that attached thereto is a true and complete copy of the Seller's Certificate of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its By-laws as in effect at the Closing; and (iv) each of the representations and warranties of such party set forth in this Agreement are true and correct as of the Closing Date as though made on and as of the Closing Date; (v) that the Company has no liabilities as of the Closing Date.

      (c) Good Standing Certificate. The Seller shall have furnished the Purchaser with good standing and existence certificates for the Seller from the State of Delaware.

      (d) Board of Directors Resolutions. The Purchaser shall have received executed resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated herein.

      (e) Performance. Each of the Stockholders and the Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      (f) Resignation of Officers and Directors. The resignations contemplated by Section 2.2(c) shall have become effective;

      (g) Appointment of the Purchaser's Designees. The Purchaser's designees for the officer and director positions of the Company shall have been duly appointed.

      (h) No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over the Stockholders or the Seller that prohibits the sale of the Shares to the Purchaser.

      (i) Deliveries. The Seller or the Stockholders, as applicable, shall have delivered to Purchaser or the Company, as applicable, the items identified in
Section 2.2 hereof.

      (j) Redemption. The redemption of the Redemption Shares shall have occurred simultaneously with the Closing hereunder.

      Section 6.2 Conditions of Obligations of the Seller and Stockholders. The obligations of the Seller and Stockholders to effect the sale of the Shares or Redemption Shares, as applicable, are subject to the following conditions, any or all of which may be waived in whole or in part by the Seller or Stockholders, as applicable:

      (a) Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the Closing Date.

      (b) Compliance Certificate. An authorized officer of the Purchaser shall deliver to the Seller at the Closing a certificate certifying each of the representations and warranties of such the Purchaser set forth in this Agreement are true and correct as of the Closing Date as though made on and as of the Closing Date.

      (c) Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

      (d) No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over the Seller that prohibits the sale of the Shares to the Purchaser.

                                    ARTICLE 7
                                   TERMINATION

      Section 8.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:


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

      (a) by mutual written consent of the parties hereto;

      (b) by either the Seller or the Purchaser if the Closing shall not have occurred on or before October 31, 2006 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

      (c) by the Purchaser if (i) the Seller or the Stockholders shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it prior to the Closing Date, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Seller or Stockholders contained in this Agreement shall have been materially false when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or

      (d) by the Seller if (i) the Purchaser shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it prior to the Closing Date, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Purchaser contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

      Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 7, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, the Purchaser shall promptly cause to be returned to Seller all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the Purchaser's investigation of the Seller's business, operations and legal affairs, including any copies made by the Purchaser of any such documents or information.

                                    ARTICLE 8
                                 INDEMNIFICATION

      Section 8.1 Indemnification.

      (a) Obligation of Stockholders to Indemnify. Stockholders agree to indemnify, defend and hold harmless Purchaser (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) and, with respect to Losses (hereinafter defined) based upon, arising out of or otherwise in respect of the representations and warranties contained in Section 3.2(a), the Company, from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Stockholders contained in this Agreement or (ii) breach by the Stockholders of any covenant or agreement contained in this Agreement; provided, however, that, notwithstanding anything set forth herein, no Stockholder shall be obligated to indemnify the Purchaser for Losses in excess of that portion of the Redemption Price paid to such Stockholder, except that this limitation shall not apply in the case of fraud or for breaches of the representations and warranties set forth in Section 3.2(b).

      (b) Obligation of Purchaser to Indemnify. Purchaser agrees to indemnify, defend and hold harmless (x) the Stockholders from and against all Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Purchaser contained in this Agreement or (ii) breach by the Purchaser of any covenant or agreement contained in this Agreement and (y) the directors of the Company approving the transactions contemplated by this Agreement from and against any Losses based upon, arising out of or otherwise in respect of such approval by such directors.


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

      (c) Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.1(a) (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

      (d) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

      (e) The parties hereto acknowledge and agree that, from and after the Closing, the indemnification provided under this Article 8 shall be the sole and exclusive remedy available to such parties for Losses arising out of or caused by the breach of any of the representations, warranties, covenants or agreements of the parties set forth in this Agreement or in any certificate delivered in connection herewith.

                                    ARTICLE 9
                                  MISCELLANEOUS

      Section 9.1 Notices. All notices, requests and other communications hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to Purchaser:

                Trinad Management, LLC
                2121 Avenue of the Stars, Suite 1650
                Los Angeles, CA 90067
                Attn.: Jay Wolf
                Fax: (310) 277-2741

                with a copy to:
                Mintz Levin Cohn Ferris Glovsky & Popeo, LLC
                666 Third Avenue
                New York, NY 10017
                Attn.: Kenneth Koch, Esq.
                Fax: 212-983-3115

If to any Stockholder:

                c/o Isaac Kier
                Kier Global LLC
                1775 Broadway, Suite 604
                New York, NY 10019
                Fax: (212) 247-4801

                with a copy to:

                Katten Muchin Rosenman LLP
                575 Madison Avenue
                New York, NY 10022
                Attention: Todd Emmerman, Esq.
                Fax: 212 940-8776

If to the Company:

      To each of the Purchaser and the Stockholder in accordance with the above.

or such other address or fax number as any of the foregoing Persons may hereafter specify for the purpose by notice to the parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      Section 9.2 Amendments; No Waivers.

      (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Stockholders, Seller and the Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 9.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Purchaser shall have the right to assign this Agreement to an affiliate or assignee of the Purchaser and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

      Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      Section 9.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in New York, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      Section 9.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 9.8 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

      Section 9.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      Section 9.11 Definition and Usage.

      For purposes of this Agreement:

            "Material Adverse Effect" means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and any of its subsidiaries, taken as a whole.

            "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 9.12 Representative. Each Stockholder hereby appoints Isaac Kier as its duly appointed representative to act on behalf of such Stockholder in the manner contemplated by this Agreement when any action herein calls for the approval or other action of the Stockholders, and any act, approval or consent of Issac Kier in such capacity shall be deemed to be the act, approval or consent of such Stockholder and no Person, including, without limitation, the Purchaser, or any other person dealing with Issac Kier in such capacity in the manner contemplated by this Agreement, shall be required to enquire into the authority of Isaac Kier as to such act, approval or consent, or otherwise deal with an individual Stockholder with respect to any such matter. Isaac Kier may be replaced by a successor representative only by notice to the Purchaser signed by all of the Stockholders other than Isaac Kier.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Purchaser, Stockholders and the Seller have caused this Common Stock Purchase Agreement to be executed as of as of the day and year first above written.

SELLER:

MPLC, INC.


By: /s/ Isaac Kier
    ---------------------------------
Name:   Isaac Kier
      -------------------------------
Title:  President
       ------------------------------


STOCKHOLDERS:

/s/ Isaac Kier
-------------------------------------
Isaac Kier

/s/ Jerome A. Chazen
-------------------------------------
Jerome A. Chazen

/s/ Sid Banon
-------------------------------------
Sid Banon

/s/ Lawrence S. Coben
-------------------------------------
Lawrence S. Coben

/s/ Ralph Kier
-------------------------------------
Ralph Kier


PURCHASER:


TRINAD CAPITAL MASTER FUND, LTD.,


By: Trinad Management, LLC

/s/ Jay Wolf
-------------------------------------
Name:  Jay Wolf
      -------------------------------
Title: Director
       ------------------------------

                                    EXHIBIT A

                                                             NUMBER OF SHARES TO
NAME OF STOCKHOLDER                                              BE REDEEMED
-------------------                                          -------------------
Isaac Kier                                                        17,586,652
Jerome A. Chazen                                                   2,344,887
Sid Banon                                                            586,222
Lawrence S. Coben                                                  1,758,666
Ralph Kier                                                         1,172,443
                                                                  ----------
  TOTAL                                                           23,448,870
                                                                  ==========

                                    EXHIBIT B

                              Disclosure Schedules

                                   Liabilities

                Creditor                     Amount         Comment
---------------------------------------   -----------   ------------------
Katten Muchin Rosenman LLP                 $20,000.00   Assumed Liability

Gemma Leddy (for services through          $   850.00   Retained Liability
10/31/06)

Carlin, Charron & Rosen LLP                $ 2,500.00   Retained Liability

Continental Stock Transfer and Trust       $   404.00   Retained Liability
Company (Sept. and Oct. charges not yet
invoiced)

Isaac Kier (includes interest through     $202,280.25   Paid at Closing
10/23/06 and assumption of KMR
obligation)

                                     Assets

        Asset             Amount            Comment
----------------------   ---------   --------------------
Cash                     $  893.00   JP Morgan Chase Acct.
Pre-paid Franchise Tax   $2,583.00   DE Sec'y of State